EXHIBIT 10.23

      FIRST AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN FINE HOST CORPORATION
               NORTHWEST FOOD SERVICE, INC. AND ROBERT F. BARNEY


This Amendment to Employment Agreement is entered into as of this 1st day of July, 1996, by and among Fine Host Corporation ("Fine Host"), Northwest Food Service, Inc. (the "Company"), and Robert F. Barney (the "Executive"). WHEREAS, Fine Host, the Company, and the Executive are parties to that certain Employment Agreement made as of June 30, 1995 (the "Employment Agreement"); and WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Employment Agreement; and WHEREAS, the parties wish to modify and amend certain provisions of the Agreement.

NOW THEREFORE, the parties intending to legally bound thereby, mutually agree as follows:

1.  Section 1 . is deleted and the following is substituted  therefor:

SECTION 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President of the Company and Executive Vice President, Education and Corporate Dining of Fine Host and, in such capacity, shall report directly to the Board of Directors of the Company (the "Board of Directors") and shall have such duties as are typically performed by a President of the Company and Executive Vice President, Education and Corporate Dining together with such additional duties, commensurate with the Executive's position as may be assigned to the Executive from time to time by the Board of Directors. The principal location of the Executive's employment shall be at the office of Fine Host located in Greenwich Connecticut, or at such other location as the Board of Directors and Executive shall mutually agree, although the Executive understands and agrees that he may be required to travel from time to time for business reasons. Executive shall commence the process of relocating from Boise, Idaho, to the Greenwich, Connecticut area upon execution hereof and shall have completed relocation on or about September 1, 1996."

2. Section 2. The first sentence of Section 2 shall be deleted and thefollowing substituted therefor:

SECTION 2. Term. Subject to the provisions and conditions of this Agreement (including Section 6), the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on June 30, 1999 (the "Initial Term").

3. Section 3 (a) shall be deleted and the following shall be substituted therefor:

 (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a base salary (the "Salary") of $160,000.00 per annum with increases, if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term."

4. Section 5. Reimbursement for Expenses. The last sentence of
Section 5 shall be deleted,  and the following  shall be  substituted  therefor:

"The Executive shall be entitled to reasonable moving expenses in accordance with Fine Host's Relocation Policy incurred in relocating from Boise, Idaho, to the Greenwich, Connecticut, area."

5. Add a new sentence to the end of Section 6(f) Payments, as follows:

"In the event the Executive's employment hereunder is terminated by the Company without Just Cause or by the Executive for Good Reason, the Company or Fine Host shall reimburse Executive for reasonable moving expenses in accordance with Fine Host's Relocation Policy incurred in relocating from the Greenwich, Connecticut, area to the Idaho area. Furthermore, in the event Executive's employment is terminated by the Company without Just Cause, Executive shall serve the Company and Fine Host as a consultant as may be reasonably requested from time to time for the balance of the Employment Term."

6. Add a new Section 17 as follows:

"SECTION 17. Expiration. Upon expiration of this Agreement, the Company or Fine Host shall reimburse Executive for reasonable moving expenses in accordance with Fine Host's Relocation Policy incurred in relocating from the Greenwich, Connecticut, area to the Idaho area."

7. Confirmation and Integration. Except as expressly amended by this Amendment, the parties hereby confirm and ratify the Employment Agreement in its entirety. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement among Fine Host, the Company, and the Executive pertaining to the subject matter of the Employment Agreement, as so amended, and supersedes all prior and contemporaneous agreements and understandings of Fine Host, the Company, and the Executive in connection therewith.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Idaho without regard to its conflicts of laws provisions.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

10. Headings. The section headings herein are for convenience only and do not define, limit or construe the contents of such sections.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

NORTHWEST FOOD SERVICE,  INC.
President By: /S/ Robert F. Barney


FINE HOST  CORPORATION  By:

Name: /S/ Ellen  Keats                          Name: /S/ Richard E. Kerley
Title:Assistant Secretary                       Title: President